UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUTHERN UNION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	75-0571592
(State of incorporation or Organization)	(I.R.S. Employer Identification No.)

One PEI Center Second Floor Wilkes-Barre, PA (570) 820-2400	18711
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:  333-113757

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Corporate Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note

The purpose of this Amendment No. 1 to this Registration Statement is solely to incorporate the definitive documents included as Exhibits 4.1, 4.2, 4.4, 4.5, 4.7 and 4.8 hereto.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Corporate Units of Southern Union Company, a Delaware corporation.

For a description of the Registrant’s Corporate Units, reference is made to the Prospectus Supplement dated February 7, 2005 and filed with the SEC on February 8, 2005 to the Prospectus contained in the Registration Statement on Form S-3, filed June 30, 2004, of Southern Union Company, Southern Union Financing II and Southern Union Financing III (Registration No. 333-113757), which description is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1994 and incorporated herein by reference).

3.2

Amendment to Restated Certificate of Incorporation of the Registrant, which was filed with the Secretary of State of Delaware and became effective on October 26, 1999. (Filed as Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)

3.3	Amended and Restated Bylaws of the Registrant. (Filed as Exhibit 3.a to the Registrant’s Current Report on Form 8-K dated January 25, 2005 and incorporated herein by reference.)

4.1	Underwriting Agreement between the Registrant and the underwriters named therein.

4.2	Purchase Contract and Pledge Agreement between the Registrant and JPMorgan Chase Bank, N.A., as Purchase Contract Agent

4.3

Indenture between the Registrant and JPMorgan Chase Bank, N.A. (successor to the Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)

4.4	Supplemental Indenture No. 2 between the Registrant and JPMorgan Chase Bank, N.A., as Trustee.

4.5	Form of Remarketing Agreement

4.6

Prospectus Supplement and Prospectus included in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-113757) (filed with the Securities and Exchange Commission on June 30, 2004, as supplemented, and incorporated herein by reference).

4.7	Form of Corporate Unit Certificate (included as Exhibit A to the Form of Purchase Contract and Pledge Agreement filed herewith as Exhibit 4.2).

4.8	Form of Senior Note initially due 2010 (included as Exhibit A to the Supplemental Indenture No. 2 filed herewith as Exhibit 4.4).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHERN UNION COMPANY

Dated: February 22, 2005	By:	/s/ David J. Kvapil
David J. Kvapil
Executive Vice President & Chief Financial Officer